Exhibit 99.1

ConnectM Reports Second Quarter 2026 Financial Results

•	Q2 revenue of $9.79 million, representing 24% year-over-year growth

•	Assets increased to $53.0 million out of which $36.1 million is in cash, cash equivalent, and marketable securities

•	Earnings per share of $2.32 including divestitures, representing the first quarter of profitability

MARLBOROUGH, Mass., August 24, 2026 -- ConnectM Technology Solutions, Inc. (OTCQX: CNTM) (“ConnectM” or the “Company”), a U.S.-based technology company that develops, sells and operates hardware and software powering the physical layer of the AI economy, today reported financial results for the second quarter and six months ended June 30, 2026.

Second Quarter 2026 Highlights

■	Revenue of $9,794,419, an increase of 24% from $7,885,201 in the second quarter of 2025.

■	Logistics revenue of $3,626,992 and Keen Labs revenue of $3,854,734, together $7,481,726, or 76% of total revenue.

■	Logistics net income from continuing operations of $456,629 and Keen Labs net income from continuing operations of $192,609, both positive at the segment operating level.

■	Net income attributable to ConnectM of $12,750,644. Net income includes a $19,053,911 gain on the disposal of certain assets, partially offset by a $4,900,000 income tax provision related to the transaction.

■	Total stockholders' equity of $15,824,063 at June 30, 2026, compared with $1,575,463 at December 31, 2025.

■	Total assets of $53,007,863, compared with $36,170,124 at December 31, 2025.

Management Commentary

“The results were fantastic during our second quarter” said Bhaskar Panigrahi, Chairman and Chief Executive Officer of ConnectM. “Logistics and Keen Labs produced 76% of that revenue and both were profitable at the segment operating line. Logistics and Keen Labs are the two businesses that we are strategically putting capital into. Stockholders' equity went from $1.6 million to $15.8 million”

“We are building this company to grow, and to earn money while we are doing it,” said Nayeem Hussain, President. “Logistics and Keen Labs are scaling. HKA opened the defense market to us in April, and we intend to keep doing deals of that kind. We are determined that each of our businesses will contribute to operating results.”

Condensed Consolidated Statements of Operations

	Three Months Ended June 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
(unaudited)	2026	2025	2026	2025
Revenues	$9,794,419	$7,885,201	$17,439,822	$16,139,557
Cost of revenues	6,990,367	5,004,447	12,771,163	10,333,362
Gross profit	2,804,052	2,880,754	4,668,659	5,806,195
Selling, general and administrative expenses	5,397,640	6,421,235	10,118,405	12,556,211
Loss on impairment of intangible assets	322,616	—	322,616	—
Loss from operations	(2,916,204)	(3,540,481)	(5,772,362)	(6,750,016)
Total other income (expense), net	1,739,291	(3,353,454)	(1,633,810)	(7,013,315)
Loss from continuing operations	(1,176,913)	(6,893,935)	(7,406,172)	(13,763,331)
Net loss from continuing operations	(1,167,946)	(7,029,158)	(7,681,029)	(13,939,625)
Net income (loss) from discontinued operations, net of tax	13,928,079	(2,236,764)	13,487,593	2,128,821
Net income (loss) attributable to ConnectM	$12,750,644	$(4,795,127)	$5,804,899	$(11,813,537)
Net loss per share, continuing operations	$(0.21)	$(3.98)	$(1.43)	$(10.09)
Net income (loss) per share, discontinued operations	$2.53	$1.27	$2.51	$1.54
Weighted average shares outstanding	5,501,554	1,765,497	5,378,212	1,381,035

Line item results may be summarized. Please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 21, 2026 for complete financial statements and accompanying notes. Share and per-share amounts reflect the 1-for-32 reverse stock split effective for market purposes on April 20, 2026.

Condensed Consolidated Balance Sheet Data

(unaudited)	June 30, 2026	December 31, 2025
Cash and cash equivalents	$2,393,541	$2,736,582
Total current assets	6,471,524	8,170,558
Investment in equity method investee	7,833,464	—
Investment in equity securities	33,726,399	—
Total assets	53,007,863	36,170,124
Total current liabilities	36,232,982	32,909,904
Total liabilities	37,183,800	34,594,661
Total stockholders' equity	$15,824,063	$1,575,463

About ConnectM Technology Solutions, Inc.

ConnectM is a technology company powering the physical layer of the AI economy across distributed energy and last-mile logistics. Through its various operating segments, the Company delivers cutting-edge energy storage, distributed energy, last-mile delivery, and AI infrastructure solutions to customers worldwide. For more information, visit www.connectm.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the “Cautionary Note Regarding Forward-Looking Statements” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that we file with the Securities and Exchange Commission. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ConnectM is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations
ConnectM Technology Solutions, Inc.
+1 617-395-1333
irpr@connectm.com

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